UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): FEBRUARY 14, 2005

                              --------------------

                              PHARMAFRONTIERS CORP.
             (Exact Name of Registrant as Specified in Its Charter)


                                      TEXAS
                 (State or Other Jurisdiction of Incorporation)

                000-25513                                76-0333165
                ---------                                ----------
        (Commission File Number)            (I.R.S. Employer Identification No.)

    2408 TIMBERLOCH PLACE, SUITE B-7
          THE WOODLANDS, TEXAS                             77380
          --------------------                             -----
(Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

         On February 14, 2005 the Company completed the second traunch of a private offering of 15% convertible promissory notes (the "Notes"); the Company issued Notes with an aggregate principal amount of $6.1 million. As previously announced, the Notes are mandatorily exchangeable for securities at the earlier of an "Equity Financing" (as defined below) or upon maturity on November 30, 2005. The Notes and accrued interest are convertible at a purchase price equal to the weighted average gross offering price of the Company common stock or common stock equivalents issued in an Equity Financing. If no such Equity Financing occurs, the Notes and accrued interest are convertible at $3.00 per share. An Equity Financing is defined as a Company raise of at least $10,000,000 in one or a series of transactions of common stock or common stock equivalent securities prior to the maturity of the Notes. As additional consideration for the purchase of Notes, the Company is obligated to issue to the investors an aggregate of 612,486 shares of Company common stock and, upon the earlier of an Equity Financing or maturity of the Notes, each investor will receive a one-year warrant to purchase shares of the Company's common stock. Each warrant will be exercisable for that number of shares of common stock equal to the principal amount of the Note purchased by each investor divided by the warrant's exercise price. The warrant's exercise price will be equal to 50% of the weighted average gross offering price of Company equity issued in an Equity Financing or, if there is no EquityFinancing, $3.

         The Company received gross proceeds of $6.1 million as of February 14, 2005 from the private placement of convertible promissory notes and netted $5.6 Million after deducting broker commissions.

         In connection with the private placement, the Company granted certain registration rights whereby it agreed to use its best efforts to register the resale of shares of Company common stock issuable to investors upon conversion of the Notes and granted piggyback registration rights with respect to the resale of the common stock underlying the warrants.

         The securities were offered and sold to 92 "accredited investors," as such term is defined in Rule 501 under the Securities Act ("Act"). The offers and sales were made without registration under the Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws.

ITEM 8.01. OTHER EVENTS.

         February 14, 2005, Registrant announced that it had reached significant milestones in two Phase I/II clinical trials of its Tovaxin(TM) autologous T Cell therapy for the treatment of multiple sclerosis. A copy of the press release is attached as Exhibit 99.1.


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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit 99.1

The following exhibits are to be filed as part of this 8-K:


Exhibit No.          Description
-----------          -----------
99.1                 Press release issued February 14, 2005


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                PHARMAFRONTIERS CORP.



                                By:  /s/ David B. McWilliams
                                     --------------------------------
                                     David B. McWilliams,
                                     Chief Executive Officer




DATE:  February 14, 2005



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                                  EXHIBIT INDEX



Exhibit No.          Description
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99.1                 Press release issued February 14, 2005.